EXHIBIT 99.1

Unico American Corporation Receives Notification from Nasdaq Related to

Delayed Quarterly Report on Form 10-Q

CONTACT: Steven L. Shea

Chief Executive Officer

818/591-9800

Calabasas, CA, May 25, 2023 - Unico American Corporation (NASDAQ: UNAM) (“Unico” or the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) announcing the Company’s receipt of an additional notice (the “Additional Notice”) from Nasdaq notifying the Company that, because its Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “Form 10-Q”) had not been filed with the SEC by the required due date, the Company is not in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”). Today the Company issued a press release concerning its receipt of the Additional Notice from Nasdaq.

As previously disclosed, the Company received a notice from Nasdaq on April 18, 2023 that the Company is noncompliant with the Rule as a result of its failure to file its Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC by the required due date (the “Prior Notice”). The Company has 60 calendar days from receipt of the Prior Notice to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Annual Report on Form 10-K for the year ended December 31, 2022 to regain compliance. There can be no assurance that the Company will be able to develop a plan to regain compliance, that Nasdaq will accept a plan submitted by the Company or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Additional Notice has no immediate effect on the listing or trading of the Company’s shares of common stock, though Nasdaq will broadcast an indicator over its market data dissemination network noting the Company’s noncompliance. If the Company fails to gain timely compliance with the Rule, the Company’s shares of common stock will be subject to delisting from Nasdaq.

Headquartered in Calabasas, California, Unico American Corporation is an insurance holding company that underwrote property and casualty insurance through its insurance company subsidiary, Crusader; provided property and health insurance through its agency subsidiaries; and provided insurance premium financing and membership association services through its other subsidiaries, all of which are wholly owned. Unico was incorporated under the laws of Nevada in 1969.

During the quarter ended September 30, 2021, Unico took actions to cause its subsidiary, Crusader, to enter into runoff. In connection with its runoff, Crusader began to cease writing new and renewal business and to wind down operations that support the writing of insurance policies. Crusader ceased writing any new insurance policies in September 2021 and discontinued renewing policies after December 8, 2021. Crusader issued notices of non-renewal in accordance with the California Department of Insurance rules and regulations for its existing in-force policies to terminate such policies at the expiration of the current policy periods. In August 2021, Unico also discontinued its premium financing operations formerly conducted through its subsidiary American Acceptance Corporation, and in October 2022, Unico’s agency subsidiaries sold their business assets and discontinued their insurance agency business operations.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements are not historical facts and include statements about the Company’s plans, objectives, beliefs, and expectations. Forward-looking statements include statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “seeks,” “plans,” “estimates,” “intends,” “projects,” “targets,” “should,” “could,” “may,” “will,” “can,” “can have,” “likely,” the negatives thereof or similar words and expressions.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict. The Company’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (“SEC”), as well as other documents the Company files or furnishes with the SEC from time-to-time, for other important risks and uncertainties that could cause the Company’s actual results to differ materially from its current expectations and from the forward-looking statements discussed herein. Because of these and other risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, for any reason.